UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2020

Supernus Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35518		20-2590184
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

9715 Key West Ave	Rockville	MD	20850
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (301) 838-2500

Not Applicable
(Former name or former address, if changed since last report.)

  Securities registered pursuant to Section 12(b) of the Exchange Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUPN	The Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(b) On November 13, 2020, Stefan K.F. Schwabe, M.D., Ph.D., Executive Vice President of Research and Development and Chief Medical Officer, notified Supernus Pharmaceuticals, Inc. (“Supernus” or the “Company”) of his retirement from the Company effective December 31, 2020.

(c) On November 18, 2020, Supernus Pharmaceuticals, Inc. (the “Company”) appointed Jonathan Rubin, M.D. to the position of Senior Vice President, Chief Medical Officer effective January 1, 2021. Before joining the Company in February 2020 as Senior Vice-President, Clinical Research and Medical Affairs, Dr. Rubin was Chief Medical Officer of Atentiv, Inc. from May 2018 to February 2020 where he was responsible for clinical strategy and the design of clinical trials. From October 2017 to July 2018, Dr. Rubin was a clinical consultant to Chondrial Therapeutics, Inc. responsible for developing clinical strategy and trials for frataxin replacement therapy. From August 2013 to September 2017, Dr. Rubin was Chief Medical Officer of Alcobra, Inc. where he was responsible for oversight of the company’s clinical development, medical affairs, biometrics and pharmacovigilance, participated in the completion of two Phase II studies in ADHD and assisted with orphan drug and fast track designations for product candidates. From February 2007 to July 2013, Dr. Rubin was Medical Director of Clinical Development and Medical Affairs for Shire Pharmaceuticals where he supported the company’s ADHD portfolio and assisted with the design, execution and interpretation of Phase II, Phase IIIB and Phase IV studies, and from March 2011 to December 2011, he also served as Director, Scientific Licensing Assessment, identifying and evaluating business development opportunities in the neuropsychiatric therapeutic area including autism and ADHD. Prior to entering the biopharmaceutical industry, Dr. Rubin was in private practice as a developmental-behavioral pediatrician for 16 years. Before entering private practice, Dr. Rubin was a pediatric resident at Albert Einstein/Montefiore Hospital in the Bronx, New York and a fellow in ambulatory pediatrics at Boston’s Children Hospital. Dr. Rubin received his M.D. from the University of Connecticut School of Medicine, his Master of Business Administration from the Columbia School of Business and his Bachelor of Science in molecular biophysics and biochemistry from Yale University.

Dr. Rubin will receive an annual base salary of $385,000. In addition, Dr. Rubin will be eligible to participate in the Company’s bonus plan pursuant to which he will be eligible for an annual target bonus of up to 35% of his annual salary, contingent upon his and the Company’s performance. Dr. Rubin will be eligible to participate in employee benefit plans, such as medical, dental, vision, group life insurance, disability insurance and the Company’s 401(k) Plan on the same basis as other Company employees.

The Company and Dr. Rubin will enter into an Executive Retention Agreement (the “Retention Agreement”) to be effective January 1, 2021, which provides severance payments and other benefits in the event of a change in control of the Company. Under the Retention Agreement, upon termination of employment by the Company prior to a change in control without cause (as defined in the Retention Agreement) or by Dr. Rubin with good reason (as defined in the Retention Agreement), Dr. Rubin will be entitled to receive his base salary and health benefits for a period of 12 months following the termination date. In the event of termination of employment by the Company on the date of, or within 12 months after a change in control, without cause or by Dr. Rubin for good reason, Dr. Rubin will be entitled to receive his base salary and health benefits for a period of 12 months following the termination date, a lump-sum payment equal to his most recent annual bonus, and stock-based compensation arrangements will be fully vested and nonforfeitable on the date of such termination and will continue to be exercisable and payable in accordance with the terms that apply under such arrangements other than any vesting requirements. Amounts payable under the Retention Agreement are subject to the Company’s clawback policy. The foregoing description of the terms of the Retention Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Form of Retention Agreement filed with the Company’s Current Report on Form 8-K on September 18, 2014.

(e) On November 16, 2020, the Company and Gregory S. Patrick entered into a Consulting Agreement (the “Patrick Consulting Agreement”) to be effective November 18, 2020. Under the terms of the Patrick Consulting Agreement, Mr. Patrick will receive three monthly payments of $53,333 to provide professional services related to the Finance and Accounting functions of the Company, the integration of the US WorldMeds acquisition and assistance with budgeting and financial targets for 2021. After the three monthly payments ending February 28, 2021, Mr. Patrick will be paid an hourly rate of $300 for his services through the end of the term of the Patrick Consulting Agreement, which is May 18, 2021, unless sooner terminated or extended upon mutual agreement. The foregoing description of the terms of the Patrick Consulting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Patrick Consulting Agreement filed herewith.

On November 18, 2020, the Company and Dr. Schwabe entered into a Consulting Agreement (the “Schwabe Consulting Agreement”) to be effective December 31, 2020. Under the terms of the Schwabe Consulting Agreement, Dr.

Schwabe will receive monthly payments of $48,000 during the term, which is expected to end on March 31, 2021, unless sooner terminated or extended upon mutual agreement, to provide professional services related to certain Research and Development functions at the Company and the integration of the US WorldMeds acquisition. The foregoing description of the terms of the Schwabe Consulting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Schwabe Consulting Agreement filed herewith.

Item 9.01                                          Financial Statements and Exhibits.

(d)                                The following documents are filed as an Exhibit pursuant to Item 5.02 hereof:

Exhibit 10.1†+ – Consulting Agreement, made as of November 18, 2020, by and between the Company and Gregory S. Patrick.

Exhibit 10.2†+ – Consulting Agreement, made as of December 31, 2020, by and between the Company and Stefan K.F. Schwabe.

Exhibit 104 — The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
_______________________

†    Certain portions of this exhibit that constitute confidential information have been omitted in accordance with Regulation S-K, Item 601(b)(10)(iv) because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

+ Indicates a management contract or compensatory plan, contract or arrangement in which an officer participates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: November 19, 2020	By:	/s/ James P. Kelly
James P. Kelly
Executive Vice-President and Chief Financial Officer

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